Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial statements of Cambrex Corporation (the “Company”), Halo Pharmaceutical, Inc. (“Halo”) and Avista Pharma Solutions, Inc. (“Avista”) have been prepared to give effect to the acquisitions of Halo and Avista by Cambrex Corporation. As reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 18, 2018 the Company completed its acquisition of Halo on September 12, 2018. On January 2, 2019 the Company completed its acquisition of Avista Pharma Solutions, Inc., a Delaware corporation (“Avista”), pursuant to the terms of the Agreement and Plan of Merger, dated as of November 19, 2018, by and among the Company, Avista, Aviator Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Ampersand 2006 Limited Partnership and Ampersand 2011 Limited Partnership, Merger Sub merged with and into Avista, with Avista continuing as the surviving corporation and a wholly owned subsidiary of the Company. An aggregate purchase price of approximately $252 million in cash was paid as consideration. Avista is a contract development, manufacturing, and testing organization which operates four facilities located in Durham, NC, Longmont, CO, Agawam, MA and Edinburgh, Scotland, UK.

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company, Avista and Halo and were prepared using the acquisition method of accounting under the provisions of Accounting Standard Codification 805, “Business Combinations.” The unaudited pro forma condensed combined income statements are presented as if the acquisitions occurred on January 1, 2017. The unaudited pro forma condensed combined income statement for the year ended December 31, 2017 is based on the consolidated income statement of the Company and the consolidated income statements of Avista and Halo for the year ended December 31, 2017. The unaudited pro forma condensed combined income statement for the nine months ended September 30, 2018 is based on the consolidated income statement of the Company and the consolidated income statements of Avista and Halo for the nine months ended September 30, 2018. The unaudited pro forma condensed combined balance sheet as of September 30, 2018 assumes the acquisition of Avista occurred as of September 30, 2018 and is based on the consolidated balance sheet of the Company and the balance sheet of Avista as of September 30, 2018. As of September 30, 2018 the balance sheet of the Company included the financial position of Halo as this acquisition occurred on September 12, 2018.

For purposes of these unaudited pro forma condensed combined financial statements, the total purchase price was allocated to the tangible and identifiable assets acquired and liabilities assumed based upon the historical unaudited balance sheet of Avista as of September 30, 2018, included herein and Cambrex’s preliminary estimate of certain fair values. The excess purchase price over the fair value of the net assets acquired was recorded as goodwill. The final purchase price allocation may differ from the pro forma amounts reflected herein. The allocation of the purchase price will be adjusted in accordance with the acquisition method of accounting, to the extent that actual amounts differ from the amounts included in the pro forma financial information.

These unaudited pro forma condensed combined financial statements should be read in conjunction with:

•

The Company’s audited consolidated financial statements and related notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 8, 2018;

•

The Company’s unaudited consolidated financial statements and related notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2018 and 2017 filed with the SEC on November 8, 2018;

•

Avista’s audited financial statements and related notes hereto as of December 31, 2017, and for the year ended December 31, 2017 included as Exhibit 99.1 to this Current Report on Form 8-K/A filed herewith;

•

Avista’s unaudited financial statements and related notes thereto as of September 30, 2018 and 2017 and for the nine months ended September 30, 2018 and 2017 included as Exhibit 99.2 to this Current Report on Form 8-K/A filed herewith; and

•

Halo’s audited combined financial statements and related notes hereto as of December 31, 2017 and 2016, and for the years ended December 31, 2017 and 2016 included as Exhibit 99.1 to the Company’s Form 8-K/A filed on November 26, 2018.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations of the Company would have been if the acquisitions occurred as of the date indicated or what such financial position or results will be for any future periods. The pro forma information gives effect only to the adjustments set forth in the accompanying notes to these unaudited pro forma condensed combined financial statements and does not reflect any anticipated synergies which may be realized by the Company.

The unaudited pro forma condensed combined financial statements presented below are based on the assumptions and adjustments described in the accompanying notes.

CAMBREX CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS

For the Year Ended December 31, 2017

(in thousands, except per share data)

	Cambrex	Halo	Avista	Reclassifications	Pro Forma Adjustments		Pro Forma Combined
Gross sales	$525,936	$95,728	45,961	$—	$—		$667,625
Commissions, allowances and rebates	1,995	—	—	—	—		1,995

Net sales	523,941	95,728	45,961	—	—		665,630
Other revenues, net	10,515	—	—	—	—		10,515

Net revenue	534,456	95,728	45,961	—	—		676,145
Cost of goods sold	304,369	69,607	36,395	(216)	1,412	(b)	411,567

Gross profit	230,087	26,121	9,566	216	(1,412)		264,578
Operating expenses:
Selling, general and administrative expenses	70,468	15,656	13,679	(1,482)	13,396	(c)	111,717
Research and development expenses	16,901	—	—	—	—		16,901

Total operating expenses	87,369	15,656	13,679	(1,482)	13,396		128,618
Operating profit	142,718	10,465	(4,113)	1,698	(14,808)		135,960
Other expenses/(income):
Interest expense, net	1,253	1,143	1,890	—	14,819	(d)	19,105
Other (income)/expenses, net	(360)	(711)	(18)	1,698	—		609

Income before income taxes	141,825	10,033	(5,985)	—	(29,627)		116,246
Provision for income taxes	38,061	829	(52)	—	(12,147	)(e)	26,691

Income from continuing operations	$103,764	$9,204	(5,933)	$—	$(17,480)		$89,555

Basic earnings per share of common stock:
Income from continuing operations	$3.18						$2.74
Diluted earnings per share of common stock:
Income from continuing operations	$3.10						$2.67
Weighted average shares outstanding:
Basic	32,662						32,662
Effect of dilutive stock based compensation	824						824

Diluted	33,486						33,486

See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these pro forma financial statements.

CAMBREX CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS

For the Nine Months Ended September 30, 2018

(in thousands, except per share data)

	Cambrex	Halo	Avista	Pro Forma Adjustments		Pro Forma Combined
Gross sales	$390,575	$67,212	49,504	$(191	)(a)	$507,100
Commissions, allowances and rebates	641	—	—	—		641

Net sales	389,934	67,212	49,504	(191)		506,459
Other revenues, net	7,827	—	—	—		7,827

Net revenue	397,761	67,212	49,504	(191)		514,286
Cost of goods sold	249,389	49,480	33,672	665	(b)	333,206

Gross profit	148,372	17,732	15,832	(856)		181,080
Operating expenses:
Selling, general and administrative expenses	47,037	10,454	14,247	9,947	(c)	81,685
Research and development expenses	11,943	—	—	—		11,943
Acquisition and integration expenses	7,727	—	—	(7,727)		—

Total operating expenses	66,707	10,454	14,247	2,220		93,628
Operating profit	81,665	7,278	1,585	(3,076)		87,452
Other expenses/(income):
Interest expense, net	824	749	1,946	11,910	(d)	15,429
Unrealized gain on investment in equity securities	(10,757)	144	—	—		(10,613)
Other expenses, net	554	1,098	(270)	—		1,382

Income before income taxes	91,044	5,287	(91)	(14,986)		81,254
Provision for income taxes	(872)	1,160	206	(3,072	)(e)	(2,578)

Income from continuing operations	$91,916	$4,127	(297)	$(11,914)		$83,832

Basic earnings per share of common stock:
Income from continuing operations	$2.77					$2.53
Diluted earnings per share of common stock:
Income from continuing operations	$2.73					$2.49
Weighted average shares outstanding:
Basic	33,130					33,130
Effect of dilutive stock based compensation	573					573

Diluted	33,703					33,703

See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these pro forma financial statements.

CAMBREX CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of September 30, 2018

(in thousands)

	Cambrex	Avista	Pro Forma Adjustments		Pro Forma Combined
Cash and cash equivalents	$97,135	$1,630	$—		$98,765
Trade receivables, net	71,582	11,717	—		83,299
Contract assets	112,845	—	—		112,845
Other receivables	14,824	—	—		14,824
Inventories, net	103,648	—	—		103,648
Prepaid expenses and other current assets	16,776	1,211	—		17,987

Total current assets	416,810	14,558	—		431,368

Property, plant and equipment, net	352,947	30,489	4,265	(f)	387,701
Goodwill	271,424	17,040	142,025	(g)	430,489
Intangible assets, net	191,959	3,468	69,532	(h)	264,959
Deferred income taxes	11,557	—	—		11,557
Other non-current assets	3,192	750	—		3,942

Total assets	$1,247,889	$66,305	$215,822		$1,530,016

Accounts payable	$38,205	$1,677	$—		$39,882
Contract liabilities, current	10,269	1,336	—		11,605
Taxes payable	2,727	—	—		2,727
Accrued expenses and other current liabilities	40,578	5,772	—		46,350
Current portion of long-term debt	—	15,690	(15,690	)(i)	—

Total current liabilities	91,779	24,475	(15,690)		100,564
Long-term debt	325,000	10,851	241,420	(j)	577,271
Contract liabilities, non-current	43,379	—	—		43,379
Deferred income taxes	66,231	—	18,552	(k)	84,783
Accrued pension benefits	38,429	—	—		38,429
Other non-current liabilities	23,793	2,519	—		26,312

Total liabilities	588,611	37,845	244,282		870,738
Total stockholders’ equity	659,278	28,460	(28,460)		659,278

Total liabilities and stockholders’ equity	$1,247,889	$66,305	$215,822		$1,530,016

See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these pro forma financial statements.

CAMBREX CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)

(1)	Description of Transaction

On January 2, 2019 the Company completed its acquisition of Avista Pharma Solutions, Inc., a Delaware corporation (“Avista”), pursuant to the terms of the Agreement and Plan of Merger, dated as of November 19, 2018, by and among the Company, Avista, Aviator Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Ampersand 2006 Limited Partnership and Ampersand 2011 Limited Partnership, Merger Sub merged with and into Avista, with Avista continuing as the surviving corporation and a wholly owned subsidiary of the Company. An aggregate purchase price of approximately $252 million in cash was paid as consideration. Avista is a contract development, manufacturing, and testing organization which operates four facilities located in Durham, NC, Longmont, CO, Agawam, MA and Edinburgh, Scotland, UK.

On September 12, 2018, Cambrex Corporation (the “Company”) completed the acquisition of Halo Pharmaceuticals, Inc., a Delaware corporation (“Halo U.S.”), 8121117 Canada Inc., a corporation organized under the laws of Canada (“Halo 812”), Halo Pharmaceutical Canada Inc., a corporation organized under the laws of Canada (“Halo Canada”) and together with Halo U.S., Halo 812 and their respective Subsidiaries, (the “Acquired Companies,” “Halo” or “Halo Pharmaceutical and Affiliates”) pursuant to the Purchase and Sale Agreement, dated July 20, 2018, between the Company, the Acquired Companies, the holders of all outstanding shares of the Acquired Companies (collectively, the “Sellers”), SK Capital Partners, L.P., a Delaware limited partnership, as representative of the Sellers and SK Angel Holdings, L.P., a Cayman Islands exempted limited partnership, as guarantor of the Sellers. An aggregate purchase price of approximately $425 million in cash was paid as consideration through the use of borrowings under the Company’s credit facility and cash on hand. Halo is a leading dosage form Contract Development and Manufacturing Organization located in Whippany, N.J. and Mirabel, Quebec, Canada.

(2)	Basis of Presentation

The accompanying unaudited pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X using the acquisition method of accounting under U.S. generally accepted accounting principles and are based on the historical financial information of Cambrex, Avista and Halo. The historical financial information has been adjusted in the accompanying pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) expected to have a continuing impact on the consolidated results.

The allocation of the purchase price is preliminary at this time, and will remain preliminary until the Company finalizes the valuation of the net assets acquired. The final allocation of the purchase price is dependent on a number of factors, including the final determination of fair value of all tangible and intangible assets acquired and liabilities assumed as of the closing date of the acquisition. Since these pro forma financial statements have been prepared based on preliminary fair values, the final amounts recorded for the acquisition date fair values, including goodwill, may differ from the information presented.

CAMBREX CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)

(2)	Basis of Presentation (continued)

Acquisition-related transaction costs incurred as a direct result of the Avista and Halo acquisitions are nonrecurring in nature and do not reflect expenses the combined company will incur on an ongoing basis. Therefore, acquisition costs are excluded from the pro forma statements of income.

Cambrex completed a review of Avista and Halo’s accounting policies and identified certain accounting policy differences between the two companies. For example, Cambrex adopted an accounting standard update related to a comprehensive model for revenue recognition (the “new standard”) on January 1, 2018 using the modified retrospective transition method, whereas Avista and Halo adopted the new standard on January 2, 2019 and September 12, 2018, respectively using the modified retrospective transition method. The impact of the adoption of the new standard for Avista on January 1, 2018 was negligible on the pro forma financial statements. The impact of conforming all other accounting policies of Avista and Halo to those of Cambrex are not material to the pro forma financial statements. Accordingly, pro forma adjustments to conform to those accounting policies are not reflected.

The Company believes it is more meaningful to the readers to include proforma financial information of Halo along with the proforma financial information of Avista due to the short period of time between the two acquisitions. Therefore, the unaudited proforma condensed combined income statements included herein give effect to the acquisitions of both Avista and Halo. As of September 30, 2018 the balance sheet of the Company includes the financial position of Halo.

(3)	Reclassifications

Certain reclassifications have been made to the historical presentation of Cambrex to conform to the presentation used in the unaudited pro forma condensed combined financial statements.

The FASB issued ASU 2017-07 – Presentation of Net Periodic Benefit Cost Related to Defined Benefit Plans which required the Company to disaggregate the current-service-cost component from the other components of net benefit cost and present it with other current compensation costs for related employees in the income statement and present the other components elsewhere in the income statement and outside of income from operations. For the year ended December 31, 2017 the Company reclassified $216 and $1,482 out of Cost of goods sold and Selling, general and administrative expenses, respectively, to Other expenses on its consolidated income statement.

CAMBREX CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)

(4)	Preliminary Purchase Price Allocation

The Company has performed a preliminary valuation analysis of the fair market value of Avista’s assets and liabilities. The table below summarizes the preliminary purchase price allocation as of September 30, 2018.

September 30, 2018
Cash	$1,630
Account receivable	11,717
Prepaid expenses and other current assets	1,211
Property, plant and equipment, net	34,754
Goodwill	159,065
Intangible assets	73,000
Other non-current assets	750
Total assets acquired	282,127
Current liabilities	8,785
Noncurrent liabilities	21,071
Total liabilities assumed	$29,856

CAMBREX CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)

(5)	Adjustments to Pro Forma Financial Statements

The following is a description of the adjustments reflected in the unaudited pro forma condensed combined income statements:

(a) Represents an adjustment to reflect the impact of Halo’s adoption of ASC 606 – Revenue from Contracts with Customers (“ASC 606”) as of January 1, 2018. The adjustment related to the Avista adoption of ASC 606 was negligible.

(b) Represents the incremental depreciation expense related to the step-up in property, plant and equipment for the year ended December 31, 2017 and the nine months ending September 30, 2018 of $247 and $185, respectively, related to the Avista acquisition and $1,165 and $825 related to the Halo acquisition, respectively. The adjustment for the nine months ending September 30, 2018 also reflects the impact of Halo’s adoption of ASC 606 of ($345).

(c) Represents the addition of Cambrex’s estimated acquired intangible asset amortization and the elimination of historical amortization for Avista and Halo:

	Preliminary Intangible Asset Valuation	Estimated Useful Life (Yrs.)	Amortization: Year Ended December 31, 2017	Amortization: Nine Months Ended September 30, 2018
Customer Relationships - Halo	$180,000	15	$12,000	$9,000
Customer Relationships - Avista	73,000	15	4,867	3,650
Less:
Historical Halo Amortization			(572)	(350)
Historical Avista Amortization			(113)	(492)

Amortization Adjustment			16,182	11,808
Elimination of Related Party Transactions, non-recurring			(2,786)	(1,638)
Halo Acquisition Costs			—	(223)

Pro forma Adjustment			$13,396	$9,947

(d) Represents the adjustments to interest expense for the year ended December 31, 2017 and the nine months ended September 30, 2018 to reflect (i) the pro forma effects of the removal of Avista and Halo’s interest on debt (ii) the inclusion of the interest on Cambrex’s assumed borrowings of $577 million related to the Avista and Halo acquisitions and (iii) the removal of the effect on interest income related to the use of cash in the acquisition. The interest expense was determined by considering a LIBOR rate closely dated to the acquisition dates plus a margin as specified in the credit facility.

(e) Represents the tax effect of the proforma adjustments.

CAMBREX CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)

(5)	Adjustments to Pro Forma Financial Statements (continued)

The following is a description of the adjustments reflected in the unaudited pro forma condensed combined balance sheet:

(f) Represents the step-up from book value to the preliminary fair value of property, plant and equipment.

(g) Represents the excess of consideration paid over the preliminary fair value of the assets acquired and liabilities assumed.

(h) Represents the preliminary fair value and resulting adjustment to identifiable customer-related intangible assets. These assets will be amortized on a straight-line basis over 15 years.

(i) Represents the elimination of Avista’s debt that was not acquired by the Company.

(j) Represents the assumed borrowings of $252 million under the Company’s Credit Facility and the elimination of Avista’s debt that was not acquired by the Company.

(k) Represents the preliminary adjustment to deferred tax liabilities in connection with the fair value adjustments to assets acquired and liabilities assumed.